UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2017

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

As previously announced, on December 12, 2016, the boards of Teledyne Technologies Incorporated (“Teledyne”) and e2v technologies plc (“e2v”) announced that they had reached agreement on the terms of a recommended cash offer by Teledyne by means of a court approved scheme of arrangement (the "Scheme"), through a wholly-owned subsidiary, for the entire issued and to be issued ordinary share capital of e2v (the “Acquisition”). The Acquisition was completed on March 28, 2017.
Each e2v share was valued at 275 pence. The aggregate value for the transaction, excluding transaction costs, was approximately £627 million (or approximately $789 million) taking into account e2v stock options and net debt as of September 2016.
The Scheme was sanctioned by the High Court of Justice of England and Wales on March 27, 2017. The Scheme became effective on March 28, 2017, upon delivery of the High Court’s order to the Registrar of Companies in England and Wales. e2v’s shares are expected to be delisted from the London Stock Exchange on March 29, 2017.
The foregoing summary of the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement for the Acquisition, which is attached as Exhibit 2.1 to Teledyne’s Current Report on Form 8-K dated December 11, 2016, and incorporated by reference herein.
A press release dated as of March 28, 2017, related to the effectiveness of the Acquisition is attached hereto as Exhibit 99.1

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported, on March 17, 2017, Teledyne and its subsidiary, Teledyne Netherlands B.V., as borrowers, entered into a Term Loan Credit Agreement with the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager (the “Term Loan Credit Agreement”).
On March 28, 2017, Teledyne Netherlands B.V. borrowed $100 million under the Term Loan Credit Agreement and used the proceeds of the borrowings to pay a portion of the cash consideration for the Acquisition. Teledyne funded the remainder of the cash consideration for the Acquisition and related fees and expenses with cash on hand and through borrowings under Teledyne's Amended and Restated Credit Agreement dated as of March 1, 2013, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 4, 2015, that certain Second Amendment to Amended and Restated Credit Agreement dated as of January 17, 2017 and that Third Amendment to Amended and Restated Credit Agreement dated as of March 17, 2017.
Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.
(b) Financial Statements of Business Acquired.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.
(d) Exhibits

Exhibit 2.1
Rule 2.7 Announcement, dated December 12, 2016, related to the recommend cash offer for e2v technologies plc (incorporated by reference to Exhibit 2.1 to Teledyne's Current Report on Form 8-K dated December 11, 2016)

Exhibit 10.1
Term Loan Credit Agreement, dated as of March 17, 2017, by and among Teledyne Technologies Incorporated and Teledyne Netherlands B.V., as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager (incorporated by reference to Exhibit 10.2 to Teledyne's Current Report on Form 8-K dated March 17, 2017)

Exhibit 99.1	Press Release announcing effectiveness of e2v acquisition, dated March 28, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: March 28, 2017

EXHIBIT INDEX
Description

Exhibit 2.1
Rule 2.7 Announcement, dated December 12, 2016, related to the recommend cash offer for e2v technologies plc (incorporated by reference to Exhibit 2.1 to Teledyne's Current Report on Form 8-K dated December 11, 2016)

Exhibit 10.1
Term Loan Credit Agreement, dated as of March 17, 2017, by and among Teledyne Technologies Incorporated and Teledyne Netherlands B.V., as borrowers, the several banks and other financial institutions from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, sole lead arranger and sole book manager (incorporated by reference to Exhibit 10.2 to Teledyne's Current Report on Form 8-K dated March 17, 2017)

Exhibit 99.1	Press Release announcing effectiveness of e2v acquisition, dated March 28, 2017